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                                                                      EXHIBIT 21

                              RETAIL VENTURES, INC.

                              List of Subsidiaries

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
Ref.                                                                 State of             Parent Co.        Parent Pct.
No.                Name                                           Incorporation            Ref. No.          Ownership
---                ----                                           -------------            -------           ---------
 1.    Retail Ventures, Inc.                                           Ohio                  1.               Parent
 2.    J. S. Overland Delivery, Inc.                                 Delaware                1.               100.0%
 3.    Carlyn Advertising Agency, Inc.                               Delaware                1.               100.0%
 4.    Retail Ventures Services, Inc.                                  Ohio                  1.               100.0%
 5.    Value City Acquisition Corp.                                  Delaware                1.               100.0%
 6.    Retail Ventures Jewelry, Inc.                                   Ohio                  1.               100.0%
 7.    Retail Ventures Imports, Inc.(1)                                Ohio                  1.               100.0%
 8.    Value City Department Stores, Inc.                              Ohio                  1.               100.0%
 9.    Westerville Road GP, Inc.                                     Delaware                8.               100.0%
10.    Westerville Road LP, Inc.                                     Delaware                8.               100.0%
11.    Shonac Corporation                                              Ohio                  8.               100.0%
12.    Value City of Michigan, Inc.                                  Michigan                8.               100.0%
13.    Gramex Retail Stores, Inc.                                    Delaware                8.               100.0%
14.    Filene's Basement, Inc.(2)                                    Delaware                8.               100.0%
15.    Value City Limited Partnership(3)                               Ohio                  9.                 1.0%
                                                                                            10.                99.0%
16.    DSW Shoe Warehouse, Inc.                                      Missouri               11.               100.0%
17.    Value City Department Stores Services, Inc.                   Delaware               12.               100.0%
18.    GB Retailers, Inc.                                            Delaware               12.               100.0%
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(1) Formerly known as VC Acquisition, Inc.

(2) Formerly known as Base Acquisition Corp.

(3) This is a limited partnership, not an incorporated entity.